                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              JAMESON INNS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                              JAMESON INNS, INC.
                      8 PERIMETER CENTER EAST, SUITE 8050
                         ATLANTA, GEORGIA 30346-1603

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 21, 1997


To the Stockholders of
JAMESON INNS, INC.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jameson Inns, Inc., a Georgia corporation (the "Company"), will be held at Corporate Sports Unlimited Farm, on Hurricane Shoals Road, Lawrenceville, Georgia 30243, on Saturday, June 21, 1997, at 11:00 a.m., local time, for the following purposes:


     1.   To elect two directors to Class I for a three-year term;

     2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The Board of Directors has fixed the close of business on May 5, 1997, as the record date for the meeting, and only holders of record of Common Stock at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.


                                         By Order of the Board of Directors,

                                         /s/ Steven A. Curlee

                                         Steven A. Curlee
                                         Secretary

Atlanta, Georgia
May 15, 1997



     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              JAMESON INNS, INC.
                      8 PERIMETER CENTER EAST, SUITE 8050
                         ATLANTA, GEORGIA  30346-1603

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 21, 1997


                    SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jameson Inns, Inc., a Georgia corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 21, 1997, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about May 15, 1997, to stockholders of record on May 5, 1997.

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (1) the election of the two nominees for directors named below and (2) ratification of the appointment of the independent auditor. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                         STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on May 5, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 9,703,002 shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of issued and outstanding shares having a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Votes withheld from the nominee for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Under the law of Georgia, the Company's state of incorporation, directors are elected by a plurality of votes cast. As provided in the Company's bylaws, each of the other proposals before the stockholders will be approved if the number of votes cast at the Annual Meeting for the action exceeds the number of votes cast opposing the action. With regard to the election of a director, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Based on the Company's understanding of Georgia state law requirements, abstentions, broker non-votes and withheld votes will not be considered "votes cast." Broker non-votes will have no effect on the outcome of the election of a director or other proposals. Votes will be tabulated by an inspector of elections appointed by the Board of Directors of the Company.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Amended and Restated Articles of Incorporation (the "Articles") of the Company provide that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than two nor more than 15 directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at four. The Board of Directors is divided into three classes. The terms of such classes are staggered so that, except with respect to directors appointed to fill vacancies created by an increase in the number of directors, only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class I directors, currently consisting of Dr. Robert D. Hisrich and Mr. Thomas J. Kearns, will expire at the Annual Meeting. The accompanying proxy solicits your vote for two Class I directors. The term of the Class I directors elected at the 1997 annual meeting will expire at the annual meeting of stockholders to be held in 2000.

     The Board of Directors has nominated Dr. Robert D. Hisrich for re-election and Mr. Thomas J. O'Haren for election as Class I directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Dr. Hisrich and Mr. O'Haren. Should Dr. Hisrich and Mr. O'Haren become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person as the Board of Directors may recommend. The Company knows of no reason why Dr. Hisrich or Mr. O'Haren will be unavailable or unable to serve.

     The Board of Directors recommends a vote "FOR" the following nominees for directors.

NOMINEES FOR DIRECTORS

                                    CLASS I
                              (TERM EXPIRES 2000)

     ROBERT D. HISRICH, Ph. D., 52, became a director in October 1993. Dr. Hisrich has held the A. Malachi Mixon III Chair in Entrepreneurial Studies and has been a professor at the Weatherford School of Management, Case Western Reserve University, Cleveland, Ohio, since September 1993. From 1985 until his appointment at Case Western Reserve University, Dr. Hisrich held the Bovaird Chair of Entrepreneurial Studies and Private Enterprise and was a Professor of marketing at The University of Tulsa, Tulsa, Oklahoma, and was a Director of the Enterprise Development Center at The University of Tulsa. In the spring of 1992, Dr. Hisrich was a Visiting Professor of Entrepreneurship Studies at the University of Limerick, Limerick, Ireland, and from 1990 through 1991, he was a Fulbright Professor and holder of the Alexander Hamilton Chair in Entrepreneurship at the Foundation for Small Enterprise Economic Development, Budapest, Hungary. In the spring of 1989, Dr. Hisrich was a Fulbright Professor at the International Management Center, Budapest, Hungary. In addition, since 1974 Dr. Hisrich has been Director of H & B Associates, a marketing and management consulting firm. He has also held a number of other academic positions and is widely published in the areas of marketing, management and entrepreneurship. Dr. Hisrich has a B.A. degree in English and science from DePauw University, an M.B.A. degree in marketing from the University of Cincinnati and a Ph.D. degree in business administration from the University of Cincinnati.

     THOMAS J. O'HAREN, 63, has been employed for the past 26 years in sales and marketing for Cigna Financial Advisors, Inc., a company engaged in the insurance business. Mr. O'Haren serves that company both as a regional vice president and as a consultant. He is active in the insurance industry, including serving as an adjunct professor of leadership at The American College, the degree-granting college of the insurance industry, as a member of The American College Leadership Institute and as chairman of the board of trustees of the GAMA Foundation, a research foundation for the insurance industry. Mr. O'Haren has a B.S. degree in finance from Pennsylvania State University, received his Chartered Life Underwriter designation in 1966 and his designation as a Chartered Financial Consultant in 1983.

DIRECTORS CONTINUING IN OFFICE


                                   CLASS II
                              (TERM EXPIRES 1998)

     MICHAEL E. LAWRENCE, 51, became a director in April 1994. Since March 1994, he has been a director of Sea Pines Associates, Inc., a publicly held corporation with approximately $35 million in annual revenues which owns and operates real estate and recreational properties on Hilton Head Island, South Carolina. Mr. Lawrence is president of Sea Pines Company where he has served as the chief financial officer since February 1990. Since that date he has also been vice president and chief financial officer of Sea Pines Real Estate Company and a director, vice president and chief financial officer of Sea Pines Country Club, Inc., all subsidiaries of Sea Pines Associates, Inc. Prior to joining Sea Pines Associates, Inc., Mr. Lawrence was a management consultant with Ernst & Young from 1969 through 1989 and was a partner in that firm from 1982 through 1989. Mr. Lawrence is a certified public accountant with a B.S. degree from Washington & Lee University and an M.B.A. degree from Emory University.

                                   CLASS III
                              (TERM EXPIRES 1999)

     THOMAS W. KITCHIN, 54, is President, Chief Executive Officer, a director and Chairman of the Board of Directors of the Company. He has been an officer and director of the Company since its incorporation in 1988. He served from 1977 until December 1986 as the President and Chairman of the Board of an oil and gas company. Prior thereto, Mr. Kitchin was involved in the banking business for 16 years. Mr. Kitchin is a Director of the American Hotel and Motel Association, the Georgia Hospitality and Travel Association, the Georgia State University Cecil B. Day School of Hospitality Administration and the Association for Publicly Traded Companies. Mr. Kitchin is the father of Craig R. Kitchin, Chief Financial Officer and Treasurer of the Company.

COMPENSATION OF DIRECTORS

     Each director other than Mr. Kitchin receives from the Company an annual fee of $10,000, $500 for each Board of Directors or Board Committee meeting attended and reimbursement of expenses incurred in attending Board or Committee meetings. Payment of the annual fee is not contingent upon attendance at Board or Committee meetings.

     Under the Jameson Inns, Inc. Director Stock Option Plan (the "Director Plan"), each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates is granted an option to purchase ("Director Option") 25,000 shares of Common Stock upon his initial election as a director of the Company. Dr. Hisrich, Mr. Lawrence and Mr. Kearns, who were elected or appointed as directors prior to the adoption in 1995 of the Director Plan, each received a Director Option to purchase 25,000 shares of Common Stock in 1995 upon the adoption of the Director Plan in exchange for their surrender and the cancellation of stock options previously granted to each of them under the 1993 Jameson Stock Incentive Plan. Directors Options vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of Common Stock at the close of business on the last business day preceding the day of grant. The Director Options granted to Dr. Hisrich, Mr. Lawrence and Mr. Kearns have an exercise price of $7.25 per share. If elected as a director, Mr. O'Haren will receive a Director Option to purchase 25,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock at the close of business on the last day preceding the date he is elected.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1996, the Board of Directors held four meetings. All of the directors then serving were present in person or by telephone at each meeting. In addition, the Board of Directors took action 11 times during 1996 by unanimous written consent. No director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period in which the respective director was a director during 1996, or (2) the total number of meetings held by all committees of the Board of Directors on which the respective director served. The Board of Directors did not have an Audit Committee or Compensation Committee prior to consummation of its initial public offering in February 1994. The Board of Directors appointed a standing Audit Committee and a standing Compensation Committee in April 1994.

     The Audit Committee is composed of Dr. Hisrich and Mr. Lawrence. The Audit Committee, which met one time in 1996, annually considers the qualifications of the independent auditor of the Company and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and principal stockholders, (b) the plans for and results of audits of the Company, and (c) the results of any internal audits, compliance with any of the Company's written policies and procedures and the adequacy of the Company's system of internal accounting controls.

     In 1996, the Compensation Committee was composed of Dr. Hisrich, Mr. Lawrence and Mr. Kearns. During 1996, the Compensation Committee did not meet, but did act by written consent regarding restricted stock grant awards. During 1997 and in future years, the Compensation Committee will review the compensation of officers of the Company and make recommendations to the Board of Directors regarding such compensation, will review the Company's executive compensation policies and practices, and administer the Jameson 1993 Stock Incentive Plan and the Jameson 1996 Stock Incentive Plan. The Compensation Committee will also review the determinations by Kitchin Investments, Inc. under the Cost Reimbursement Agreement (see "Certain Transactions -- Cost Reimbursement Agreement," below) as to the percentage of time each executive officer of the Company devoted to the Company's business during the relevant period.

     The Company does not have a standing Nominating Committee. The Company's Bylaws provide that nominations of candidates for election as directors of the Company may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote at the meeting at which directors are to be elected who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director to deliver notice of such nomination to the Secretary of the Company not later than the date on which stockholder proposals must be received by the Secretary of the Company for inclusion in the Company's proxy statement under the rules of the Securities and Exchange Commission. The notice must contain all information specified by the Board of Directors. If the chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded.


                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997. Ernst & Young LLP have been independent auditors of the Company since the Company's inception in 1988. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditor. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

     This proposal will be approved if the number of votes cast for the proposal at the Annual Meeting exceeds the number of votes cast against the proposal.
The Board of Directors recommends a vote "FOR" the ratification of Ernst & Young LLP as independent auditors for 1997.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and therefore is expected to be available to respond to appropriate questions. If a representative of Ernst & Young LLP is present at the meeting, he or she will be given the opportunity to make a statement, if he or she desires to do so, and respond to appropriate questions.


                          PRINCIPAL STOCKHOLDERS AND
                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of May 5, 1997, regarding the ownership of the Company's Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock,
(b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                           SHARES OF
                                          COMMON STOCK
NAME OF OWNER OR                          BENEFICIALLY  PERCENTAGE
IDENTITY OF GROUP                           OWNED/1/     OF CLASS
-----------------                         ------------  ----------

Thomas W. Kitchin                           722,170/2/     7.4%
  8 Perimeter Center East, Suite 8050
  Atlanta, Georgia 30346-1603

Robert D. Hisrich                            25,900/3/       *

Thomas J. Kearns                              5,000          *

Michael E. Lawrence                          25,000/3/       *

Thomas J. O'Haren                             1,000/4/       *
All directors and executive                 901,682/5/     9.1%
  officers as a group
  (8 persons)

______________
* Less than one percent (1%)

/1/ The total number includes shares issued and outstanding as of May 5, 1997, plus shares which the owner shown above has the right to acquire within 60 days after May 5, 1997. For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after May 5, 1997, pursuant to the exercise of outstanding stock options.

/2/ Includes 46,938 shares owned by Kitchin Children's Trust, the beneficiaries of which are members of the family of Mr. Kitchin and of which Mr. Kitchin serves as trustee, 75,000 shares issuable upon the exercise of currently vested stock options, 37,500 shares of restricted Common Stock and 140,000 shares owned jointly with Mr. Kitchin's spouse.

/3/ Includes 25,000 shares issuable upon the exercise of currently vested stock options.

/4/ If elected as a director, Mr. O'Haren will automatically be granted fully vested Director Options to acquire 25,000 shares of Common Stock (see Proposal I -- "Compensation of Directors," above).

/5/ Includes 227,750 shares issuable upon the exercise of currently vested stock options and 50,625 shares of restricted Common Stock.


                              EXECUTIVE OFFICERS

          The executive officers of the Company are:

          Name                 Position
          ----                 --------
          Thomas W. Kitchin    President, Chief Executive Officer,
                               Director, Chairman of the Board of
                               Directors

          William D. Walker    Vice President

          Steven A. Curlee     General Counsel, Secretary

          Craig R. Kitchin     Chief Financial Officer, Treasurer

     Set forth below is certain information concerning the Company's executive officers except for Mr. Thomas W. Kitchin. Information concerning Mr. Kitchin is set forth above under the heading "Proposal One -- Election of Director -- Nominee for Director."

     William D. Walker, 44, is Vice President of the Company. He has been an officer of the Company since its inception in 1988 and served as a director from 1988 through October 29, 1993. Prior to joining the Company, he worked in various financial management positions for twelve years. Mr. Walker received a B.B.A. degree in finance from Texas Tech University in 1975.

     Steven A. Curlee, 45, became General Counsel and Secretary of the Company in January 1993. From April 1985 to July 1992, he was general counsel for Geodyne Resources, Inc. of Tulsa, Oklahoma, a public oil and gas company primarily involved in the formation of large public limited partnerships for the acquisition of producing oil and gas properties for investors. Prior thereto, he was engaged in the private practice of law in Tulsa, Oklahoma for five years. From 1976 to 1980, Mr. Curlee served on active duty in the U.S. Navy as a Judge Advocate. He continues to serve in the Navy Reserves, having attained the rank of Commander. Mr. Curlee received a B.A. degree in political science and his J.D. from the University of Arkansas. He received a Masters of Law in Taxation degree from Georgetown University. Mr. Curlee is admitted to practice law in Arkansas, the District of Columbia, Oklahoma, Texas and Georgia.

     Craig R. Kitchin, 29, became Chief Financial Officer of the Company in February 1994. He joined the Company as its Controller and Treasurer on June 15, 1992, upon receiving his M.B.A degree from the University of Chicago with concentrations in accounting and finance. Before attending the University of Chicago, he was a financial analyst with FMC Corporation in Santa Clara, California, from 1989 to 1990, where his primary responsibilities included budgeting and forecasting overhead expenses. Mr. Kitchin graduated from Santa Clara University with a degree in finance in 1989. Craig Kitchin is the son of Thomas W. Kitchin, the President of the Company.


                            EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of Thomas W. Kitchin, the Company's President and Chief Executive Officer, for services in all capacities to the Company during the fiscal years ended December 31, 1994, 1995 and 1996. No other executive officer of the Company had an annual salary and bonus in excess of $100,000 during any such year. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term Compensation
                                         Annual Compensation                 Awards
                                         -------------------         ----------------------

                                                               Securities Underlying
         Name and                                 Salary           Options/SARs        Restricted
     Principal Position                  Year       ($)                 (#)               Stock
     ------------------                  ----     ------       ---------------------   ----------
Thomas W. Kitchin, Chairman,             1996   $ 62,598/1/              --            37,500/4/
 President and Chief                     1995     43,363/1/           25,000/2/           --
 Executive Officer                       1994    100,000/1/          200,000/3/           --


_______________
/1/ Mr. Kitchin holds positions with Jameson Operating Company, Jameson Construction Company, Jameson Development Company, LLC and Kitchin Investments, Inc. ("KI"), as well as with the Company, and receives compensation from each such entity. The amount set forth in the table represents an allocation to the Company by KI of Mr. Kitchin's total compensation from all such entities based on records of actual time spent by Mr. Kitchin related to the Company. In 1994 Mr. Kitchin spent substantial amounts of time devoted to the Company's initial public offering of 2,600,000 shares of Common Stock. Compensation which Mr. Kitchin receives from other entities is not reported in the table. See "Certain Transactions -- Cost Reimbursement Agreement."

/2/ Consists of options to purchase 25,000 shares of Common Stock at $7.25 per share granted under the Jameson 1993 Stock Incentive Plan.

/3/ Consists of 150,000 free standing stock appreciation rights granted under Mr. Kitchin's employment agreement (see " -- Employment Agreement," below) and options to purchase 50,000 shares of Common Stock under the Jameson 1993 Stock Incentive Plan. These stock appreciation rights were cancelled effective March 31, 1996.

/4/ Consists of shares of restricted Common Stock granted under the Jameson 1996 Stock Incentive Plan. Such shares vest 10 years after the date of grant, assuming continuous employment with the Company through the date of vesting.

Long-Term Incentive Plan -- Awards in Last Fiscal Year

     The following table sets forth certain information concerning each award made to the named executive during the fiscal year ended December 31, 1996, under the Jameson 1996 Stock Incentive Plan.

                          Number of Shares      Period until
     Name                  Awarded (#)/1/        Maturation
     ______               _______________        __________
     Thomas W. Kitchin         37,500             10 Years

__________________
/1/ Shares of restricted Common Stock granted to Mr. Kitchin under the Jameson 1996 Stock Incentive Plan vest 10 years from the date of grant, assuming Mr. Kitchin's continuous employment by the Company through the date of vesting.

Option Exercises in Last Fiscal Year;
Aggregate Fiscal Year-End Values of Options

     The named executive officer did not exercise any options during 1996. The following table sets forth the values as of December 31, 1996, of all options held by the named executive officer during 1996.


                       Number of Unexercised           Value of Unexercised in-the-money
Name                 Options at Fiscal Year-End            Options at Fiscal Year-End
----                 --------------------------        ---------------------------------
                     Exercisable  Unexercisable        Exercisable         Unexercisable
                     -----------  -------------        -----------         -------------
Thomas W. Kitchin       50,000        25,000             $300,000             $150,000

EMPLOYMENT AGREEMENT

     In connection with consummation in early 1994 of the Company's initial public offering of 2,600,000 shares of Common Stock (the "IPO"), the Company entered into an employment agreement with Thomas W. Kitchin as Chief Executive Officer and President of the Company. Under the agreement, the Board of Directors sets the maximum amount of annual salary for which the Company reimburses KI under the Cost Reimbursement Agreement between the Company and KI based on the amount of time Mr. Kitchin devotes to the Company's business. See "Certain Transactions -- Cost Reimbursement Agreement." In addition, the agreement granted Mr. Kitchin stock appreciation rights ("SARs") based on 150,000 shares of Common Stock which entitled Mr. Kitchin to receive the difference between the market value of such shares as of the exercise date and $9.00 per share, the price of the Common Stock in the IPO. With the mutual consent of Mr. Kitchin and the Board of Directors, such SARs were cancelled effective March 31, 1996.

     Subject to certain penalties for early termination set forth below, the employment agreement can be terminated by Mr. Kitchin upon giving 60 days' notice.

     The Company may terminate the agreement at any time. If the Company terminates Mr. Kitchin's employment without cause, however, and elects to continue the non-compete provisions of the agreement described below, the Company must pay Mr. Kitchin an amount equal to 300% of his annual compensation by the Company in equal monthly installments over the 24-month term of the non-compete provisions. Pursuant to such provisions, Mr. Kitchin is prohibited from owning, operating or managing, directly or indirectly, any hotel property during the term of his employment, or, for two years following such employment, any hotel property within a 20-mile radius of any hotel property owned by the Company.


REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, consisting of Dr. Hisrich and Messrs. Lawrence and Kearns, did not meet during 1996. Thomas W. Kitchin, the Company's President, Chief Executive Officer, Chairman of the Board and a director, made recommendations to the directors constituting the Stock Plan Committee under the Jameson 1996 Stock Incentive Plan regarding which officers of the Company should be granted shares of restricted Common Stock and how many shares to be included in each grant. All other decisions regarding the compensation of executive officers were in practice made by Thomas W. Kitchin. Compensation paid to executive officers during 1996 was based on the performance of the Company in meeting the corporate goals for expansion, business development, financial achievement and other matters. The responsibility of each executive officer in meeting corporate goals was considered in establishing executive compensation. Compensation for Mr. Kitchin was also based on the provisions of his employment agreement which is discussed above.

     This report is made by Thomas W. Kitchin.


INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     As noted above under "-- Report on Executive Compensation," Thomas W. Kitchin, the Company's President, Chief Executive Officer, Chairman of the Board and a director made recommendations to the directors constituting the Stock Plan Committee under the Jameson 1996 Stock Incentive Plan regarding which employees should be granted shares of restricted Common Stock and how many shares to be included in each grant. All other decisions regarding the compensation of executive officers was determined in practice during 1996 by Mr. Kitchin.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The Company's Common Stock was first registered under the Securities Exchange Act of 1934 and was listed for trading on the Nasdaq National Market on January 27, 1994. The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period which commenced January 27, 1994, and ended December 31, 1996, with the cumulative total return on the Nasdaq Market - U.S. Index and the Standard & Poors Hotel-Motel Index.



                             [GRAPH APPEARS HERE]


                COMPARISON OF TWO YEAR CUMULATIVE RETURNS AMONG
            NASDAQ MARKET - U.S. INDEX AND S & P HOTEL-MOTEL INDEX


                             01/94          12/94             12/95           12/96
---------------------   -------------    -----------       -----------     -----------
JAMESON INNS                 $100             $84               $114            $185
NASDAQ STOCK MARKET-US       $100             $98               $138            $170
S & P HOTEL-MOTEL            $100             $89               $105            $125




     The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

THE LEASE

     All of the Company's operating hotel properties ("Inns") are leased, and future Inns will be leased, to Jameson Operating Company (the "Operator") pursuant to a master lease (the "Lease") entered into February 3, 1994, in conjunction with the consummation of the IPO. Thomas W. Kitchin, President, Chief Executive Officer and Chairman of the Company, is the 9.9% beneficial owner of the Operator and Steven A. Curlee, General Counsel and Secretary of the Company beneficially owns the remaining 90.1% of the Operator. The Lease, which terminates June 30, 2005, provides for payment of Base Rent and, if required under the formula set forth under the Lease, Percentage Rent. Under the Lease, the Company is required to pay real and personal property taxes, general liability and casualty insurance premiums, the cost of maintaining structural elements, including underground utilities and the cost of refurbishment of the Inns, including replacement and repair of furniture, fixtures and equipment used in connection with the operation of the Inns. The Operator is required to pay liability insurance premiums, utility costs and all other costs and expenses incurred in the operation of the Inns. In 1996, Base Rent charged to the Operator by the Company totalled $5,469,288 and Percentage Rent totalled $3,906,813.

TURNKEY CONSTRUCTION CONTRACTS

     Until September 30, 1996, all new Inns and expansions of existing Inns were constructed by Jameson Construction Company ("JCC"), a subsidiary of Kitchin Investments, Inc. ("KI"), which is wholly owned by Thomas W. Kitchin. As of September 30, 1996, JCC assigned all of its construction contracts to Jameson Development Company, L.L.C., a company wholly owned by Thomas W. Kitchin and his spouse ("JDC"). JDC was formed in 1996 to act as the successor to JCC with the same management and employees as JCC. (JCC and JDC are each referred to as the "Contractor, " as the context requires.) It is anticipated that the Contractor will act as general contractor for new Inns built by the Company as well as expansions of existing Inns. All Inns and Inn expansions are constructed by the Contractor on a turnkey basis pursuant to construction agreements with the Company. The Contractor also performs all of the construction work for expansion and renovations of existing Inns and constructed fitness centers for Inns constructed prior to their becoming a standard feature of new Inns. The Company paid the Contractor an aggregate of $18.9 million for turnkey construction of new Inns, expansions and renovations during the year ended December 31, 1996. Under the construction agreements, if the contract price for a new Inn or group of Inns or an Inn expansion exceeds the Contractor's costs plus 10%, the Contractor is required to refund the excess amount to the Company. The contract price as well as the other terms of each construction agreement submitted by the Contractor are subject to approval by the Company's independent directors.

COST REIMBURSEMENT AGREEMENT

     The officers and employees of the Company are also employees of KI, a corporation owned 100% by Thomas W. Kitchin. Rather than duplicate payroll functions, the Company entered into the Cost Reimbursement Agreement with KI providing that the Company will reimburse KI, on an actual cost basis, for the employee compensation and overhead costs attributable to the Company. The officers and employees of the Company receive their salaries, hourly wages and fringe benefits entirely from KI, which also pays the Company's office overhead and other general and administrative costs. Under the Cost Reimbursement Agreement, the Company determines for each officer and employee the amount the Company would pay in salary and benefits if such person devoted 100% of his or her time to Company business. KI then determines, subject to review by the Company, the actual percentage of the person's time devoted to the Company's business and applies that percentage to the Company-established compensation amount. The resulting amount is the amount the Company reimburses KI, with respect to the officer's or employee's compensation. Office overhead and other general and administrative costs are also allocated to and borne by the Company based primarily on the amount of time spent by these officers and employees on Company business. In 1996, such allocations of salary, office overhead and other general and administrative costs to the Company totalled approximately $194,000.

LOAN GUARANTEE FEES

     Prior to consummation of the Company's initial public offering of Common Stock, in connection with development of certain Inns developed by the Company and certain affiliated partnerships formed for that purpose, Thomas W. Kitchin personally guaranteed mortgage and construction indebtedness on such Inns. Following consummation in April 1996 of the Company's public offering of an additional 3,000,000 shares of Common Stock, and application of the proceeds therefrom to repay Company indebtedness, Mr. Kitchin was released entirely from guarantees of the Company's indebtedness.


                                 OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder's vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The Company's Bylaws require that for business to be properly brought before a meeting of stockholders by a stockholder, notice must be received by the Secretary of the Company not later than the date on which stockholder proposals must be received by the Company for inclusion in the Company's proxy statement under the rules of the Securities and Exchange Commission (see below). The notice must contain a brief description of the business proposed to be brought before the meeting.

INCLUSION IN PROXY STATEMENT OF STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement and accompanying proxy for the Company's 1998 Annual Meeting of Stockholders, proposals of stockholders intended to be presented at such meeting must be received at the principal executive offices of the Company, 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603, not later than March 2, 1998, and must otherwise conform to the rules of the Securities and Exchange Commission.

ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, EXCLUDING EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: STEVEN A. CURLEE, SECRETARY, JAMESON INNS, INC., 8 PERIMETER CENTER EAST, SUITE 8050, ATLANTA GEORGIA 30346-1603.


                                     /s/ Steven A. Curlee
                                     ------------------------------
                                     Steven A. Curlee, Secretary of
                                          Jameson Inns, Inc.

LOGO
                                     PROXY

                               JAMESON INNS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Jameson Inns, Inc. (the "Company") to be held at Corporate Sports Unlimited Farm, Hurricane Shoals Road, Lawrenceville, Georgia 30243, on Saturday, June 21, 1997, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below:

 1. Election of Directors for term expiring in 2000.

    [_] FOR nominee Robert D. Hisrich     [_] WITHHOLD AUTHORITY to vote for
                                              nominee Robert D. Hisrich

    [_] FOR nominee Thomas J. O'Haren     [_] WITHHOLD AUTHORITY to vote for
                                              nominee Thomas J. O'Haren

--------------------------------------------------------------------------------

 2. Proposal to ratify the appointment of Ernst & Young, LLP as the Company's independent auditors for 1997.

    [_] FOR                [_] AGAINST        [_] ABSTAIN

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL UNDER NUMBER 2 ABOVE. IF ANY OTHER BUSINESS SHOULD PROPERLY BE BROUGHT BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH BUSINESS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

(Continued and to be signed on the reverse side)

LOGO


                          (Continued from other side)

  PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                             Dated: _____________________, 1997

                                             ----------------------------------
                                                        Signature(s)

                                             ----------------------------------
                                                        Signature(s)


                                             IMPORTANT: Please date this Proxy
                                             and sign exactly as your name ap-
                                             pears to the left. If shares are
                                             held by joint tenants, both
                                             should sign. When signing as at-
                                             torney, executor, administrator,
                                             trustee or guardian, please give
                                             title as such. If a corporation,
                                             please sign in full corporate
                                             name by president or other autho-
                                             rized officer. If a partnership,
                                             please sign in partnership name
                                             by authorized person.